Exhibit 99.1

SET Corp Annual Meeting: New Corporate Strategy; Ball Named Interim Chairman; Revenue Projections

Press Release Source: SET Corp On Wednesday April 13, 2011, 8:30 am EDT

UPLAND, CA--(Marketwire - 04/13/11) - SET Corp (http://www.setcorporation.us/) (Pinksheets:SETS - News) (Pinksheets:SETS - News) shared details and initial results of its new corporate strategy, appointed an interim Chairman of the Board and announced it was on track to exceed its revenue projections at its annual shareholder meeting on April 6. SET Corp's new business plan and the strategic acquisition of Pro Water have repositioned the company for growth and helped the company make measurable progress overcoming significant issues faced during the year.

Pro Water Injection Well Acquisition

Formerly known as RG Global, SET Corp obtained the financing necessary to reduce urgent Company debt and purchase Pro Water and its Blue Bench Deep Injection Well (http://www.setcorporation.us/hbd/?page_id=29) (DIW), which provides produced water treatment that solves environmental issues at a reduced cost.  In 2010, Pro Water became a viable business with a reasonable income stream, and the original investor reverse merged Pro Water into SET Corp on July 7, 2010.

SET Corp has redesigned the Blue Bench DIW to automate it, increase production capacity to 8,000 barrels per day and allow operation during the winter months. SET Corp is finalizing plans to develop a multi-acre facility that will serve as a showplace for potential customers and a technology incubator that will efficiently test, develop and implement current and newly acquired "best in class" technologies.

Corporate Reorganization

As part of the corporate reorganization, the Company changed its name from RG Global Lifestyles to Sustainable Environmental Technologies Corporation, commonly referred to as "SET Corp," and the ticker was changed from RGBL to SETS. All prior business aspects, ventures or investments of the former company were terminated except for DynIX (http://www.setcorporation.us/hbd/?page_id=27), a superior dynamic ion exchange wastewater treatment system.

The decision to further invest in DynIX was based on a complete redesign of its business model. Going forward, SET plans to take a more flexible and cost-effective approach, constructing water treatment systems in portable shipping containers so they can be moved to another site when demand changes.

SET Corp anticipates President Obama's recently announced Better Buildings Initiative will help fuel demand for its MultiGen (http://www.setcorporation.us/hbd/?page_id=36) combined heating, cooling, power and water generating (CCHP + H2O) technology in the coming years. Through its MultiGen business, the Company is positioned well to provide commercial and industrial buildings, schools, colleges and hospitals with comprehensive energy use audits and the provision of CCHP solutions to help facilities achieve cost savings in an environmentally sound manner.

SET Corp's technology offerings distinguish its new strategy and demonstrate its commitment to "Sustainability Realized," the new SET Corp tagline that promotes the concept of providing environmentally friendly, sustainable products that provide needed benefits. SET Corp's patents cover technologies used in the following product families:

DynIX: Patented dynamic ion exchange water treatment or pre-treatment system for oil and gas production wastewater

MultiGen: Commercial cooling, heating, power and water generation

Never Dry: Domestic water and cold air generation

Blue Bench: An advanced Deep Injection Well and produced water treatment facility

Financial Projections

SET Corp had projected $2.3 million in sales from its DIW for 2011. Actual DIW sales for 2011 are on track to be $3.1 million. SET Corp is projecting combined 2011 and 2012 MultiGen revenue of $14.1 million. The company projects MultiGen revenue to increase to $49.5 million by 2015, with the 75% of sales originating in Australasia.

During the meeting, SET's Australian distributor, World Environmental Solutions, noted $20 million in "tenders" or potential sales in the 2011 sales pipeline. While the Company is optimistic regarding these opportunities, the $20 million is not projected 2011 revenue. SET Corp anticipates that some of these potential sales may roll into 2012 while others may not be awarded to SET Corp.

"We're pleased with the fact that we are exceeding our DIW revenue projections for 2011 and even our five-year revenue goal which was originally set at $3.1 million," said Keith Morlock, SET Corp VP of Business Development. "The Introduction of our MultiGen line has created great interest within the industry that has resulted in a flurry of RFPs from potential customers to fill our sales pipeline. With our new product lines and business strategy, we are making steady progress on achieving and exceeding each of our goals."

Interim Chairman of the Board Appointed

SET Corp. named Bill Ball as its interim Chairman of the Board of Directors as it seeks a replacement for Grant King, who will take on the role of VP of Australasia investment opportunities for SET Corp. Ball has nearly 50 years of engineering, sales, management and executive experience within the oil and gas industry, with particular strength in growth and development for environmental products and engineering companies.

"We believe Bill's understanding of the industry and our corporate vision will be invaluable in our business development efforts," said Bob Glaser, SET Corp CEO. "Bill is well known within the oil and gas industry as an engineer and successful executive who has developed technologies that continue to set the standard for oil and water treatment. Having built his own engineering design and consulting company from scratch into a highly respected multi-million dollar firm, he will be a tremendous asset as we lay the next building blocks of SET Corp's business strategy."

Bill Ball noted, "My diversified background has honed my ability to provide the direction to positively affect SET Corp's future. It is poised for growth on multiple fronts and I am eager to assist in overseeing the crafting of SET Corp's business growth and development strategy."

Ball is founder of High-Tech Consultants, Inc., an engineering design and consulting company with a 20-year history of raising the bar with patented technologies for the oilfield process equipment and petroleum loading terminal vapor control specialties.

Previously, he managed a team of more than 800 products and services personnel for CE Natco, the world's largest oilfield equipment company. Prior to that, he was a product development specialist for Diversified Chemicals Corp, Director of Latin American Business Development for Koch Industries' John Zink Division and a consultant to major oil and gas companies for process and chemicals training. Ball started his working career in the mechanical engineering department of EB Hall and Co.

SET Corp

Headquartered in Southern California, Sustainable Environmental Technologies Corp. (SET Corp) is acquiring, developing and marketing strategic technologies that responsibly and economically solve environmental issues to bridge the gap between today's energy inefficient facilities and the sustainable development and design needs of tomorrow. SET Corp's technologies deliver essential resources for business operations while reducing their customers' environmental impact and conserving essential and diminishing resources. SET Corp's offering includes treatment, recovery, reclamation and re-injection services for produced water from oil and gas production and ultra-efficient tri-gen systems that offer combined cooling, heating, and power generation with the added capability of water production from a single energy source. Ticker: OTCQB: SETS, www.SETCorp.us

Safe harbor statement

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the Company's results of operation, financial position and long-term strategies. These forward-looking statements involve risks and uncertainties that include, among others, risks related to competition, management of growth, new products, services and technologies, potential fluctuations in operating results, international expansion, commercial agreements, acquisitions and strategic transactions, and fraud. More information about factors that potentially could affect SET Corp's financial results is included in SET Corp's filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-Q or 10-K and subsequent filings.

Contact:

Investors:

Keith Morlock
SET Corp
801.810.9888

Media:

Julie Shepherd
Accentuate PR
801.810.9888 X701
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